                                                                    Exhibit 99.1


                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Shareholders of Alier, Inc.:

We have audited the accompanying balance sheets of Alier, Inc. (the "Company") as of December 31, 1998 and 1999 and the related statements of operations, shareholders' equity (deficiency) and comprehensive loss, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of the Company at December 31, 1998 and 1999, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

March 3, 2000

                                  ALIER, INC.

                                BALANCE SHEETS

                                                                                            December 31,
                                                                                      ------------------------
                                  ASSETS                                              1998                1999
                                                                                      -----               ----
Current assets:
  Cash and cash equivalents.......................................................  $ 71,351         $   108,078
  Accounts receivable (net of allowances of $0 and $100,000.......................   455,985             135,265
  Prepaid expenses and other current assets.......................................    22,397              36,662
                                                                                    --------         -----------

           Total current assets...................................................   549,733             280,005

Property and equipment, net.......................................................    50,119              32,155
                                                                                    --------         -----------

Total assets......................................................................  $599,852         $   312,160
                                                                                    ========         ===========

                        LIABILITIES  AND  SHAREHOLDERS'
                             EQUITY  (DEFICIENCY)

Current liabilities:
  Line of credit..................................................................  $      -         $   258,136
  Accounts payable................................................................    51,368             146,224
  Accrued liabilities.............................................................   220,690             313,249
  Deferred revenue................................................................   139,412             132,209
  Current portion of long-term debt...............................................         -             100,000
  Notes payable - shareholders....................................................     9,998              52,348
  Lease obligation - current......................................................     6,956              11,406
                                                                                    --------         -----------

           Total current liabilities..............................................   428,424           1,013,572
                                                                                    --------         -----------

Long-term debt....................................................................         -             275,000

Notes payable - shareholders......................................................    47,654              46,068

Lease obligation..................................................................    17,577              14,062

Commitments (Note 8)

Shareholders' equity (deficiency):
  Common stock, par value none, 25,000,000 shares authorized;
    shares issued and outstanding: 14,920,000 in 1998 and 15,015,000
     in 1999......................................................................    24,000           7,549,583
  Deferred stock compensation.....................................................         -          (5,511,142)
  Accumulated other comprehensive income..........................................         -               2,695
  Retained earnings (accumulated deficit..........................................    82,197          (3,077,678)
                                                                                    --------         -----------

           Total shareholders' equity (deficiency)................................   106,197          (1,036,542)
                                                                                    --------         -----------

Total liabilities and shareholders' equity (deficiency)...........................  $599,852         $   312,160
                                                                                    ========         ===========


                      See notes to financial statements.

                                  ALIER, INC.

                          STATEMENTS  OF  OPERATIONS


                                                                           Years Ended December 31,
                                                               -------------------------------------------
                                                                            1998             1999
                                                                            ----             ----
Revenues:
 License...........................................................   $     851,500     $    420,503
 Service...........................................................         956,522        1,187,007
                                                                      -------------     ------------

       Total revenues..............................................       1,808,022        1,607,510
                                                                      -------------     ------------

Total costs and expenses:
 Cost of license revenues..........................................          40,499          195,899
 Cost of service revenues..........................................         589,549        1,048,692
 Research and development..........................................         484,884          174,534
 Sales and marketing...............................................         360,913          540,132
 General and administrative........................................         622,672          793,926
 Stock compensation................................................               -        1,910,891
                                                                      -------------     ------------
       Total costs and expenses....................................       2,098,517        4,664,074
                                                                      -------------     ------------
Loss from operations...............................................        (290,495)      (3,056,564)
                                                                      -------------     ------------

Other income (expense):
 Interest income...................................................           2,337            2,239
 Interest expense..................................................          (7,634)         (59,841)
 Other expense, net................................................            (413)         (25,303)
                                                                      -------------     ------------
       Total other expense, net....................................          (5,710)         (82,905)
                                                                      -------------     ------------
Loss before income taxes...........................................        (296,205)      (3,139,469)

Income tax provision...............................................           6,731           20,406
                                                                      -------------     ------------
Net loss...........................................................   $    (302,936)    $ (3,159,875)
                                                                      =============     ============

* Stock compensation:
   Cost of revenues................................................   $           -     $    376,979
   Research and development........................................               -           88,908
   Sales and marketing.............................................               -          794,339
   General and administrative......................................                          650,665
                                                                      -------------     ------------
                                                                      $           -     $  1,910,891
                                                                      =============     ============

                      See notes to financial statements.

                                  ALIER, INC.

                STATEMENTS OF SHAREHOLDERS' EQUITY (DEFICIENCY)

                                                                                                   Accumulated       Retained
                                                          Common Stock             Deferred           Other          Earnings
                                                   --------------------------       Stock        Comprehensive    (Accumulated
                                                      Shares        Amount       Compensation        Income          Deficit)
                                                   ------------   -----------    -------------    -------------    -------------
Balances, January 1, 1998........................    14,880,000    $   18,000     $         -            $    -     $   385,133

Net loss and comprehensive loss..................             -             -               -                 -        (302,936)
Exercise of stock options........................        40,000         6,000               -                 -               -
                                                   ------------    ----------    ------------     -------------    ------------

Balances, December 31, 1998......................    14,920,000        24,000               -                 -          82,197

Components of comprehensive loss:
  Net loss.......................................             -             -               -                 -      (3,159,875)
  Foreign currency translation adjustment........             -             -               -             2,695               -

Total comprehensive loss.........................             -             -               -                 -               -
Exercise of stock options, net of repurchases....        95,000        14,250               -                                 -
Accelerated vesting of options...................             -        89,300               -                 -               -
Deferred stock compensation......................             -     7,422,033      (7,422,033)                -               -
Amortization of deferred stock compensation......             -             -       1,910,891                 -               -
                                                   ------------    ----------    ------------     -------------    ------------

Balances, December 31, 1999......................    15,015,000    $7,549,583     $(5,511,142)           $2,695     $(3,077,678)
                                                   ============    ==========    ============     =============    ============
                                                           Total
                                                        Shareholders'
                                                           Equity
                                                        (Deficiency)
                                                       --------------
Balances, January 1, 1998........................        $   403,133

Net loss and comprehensive loss..................           (302,936)
Exercise of stock options........................              6,000
                                                         -----------

Balances, December 31, 1998......................            106,197

Components of comprehensive loss:
  Net loss.......................................         (3,159,875)
  Foreign currency translation adjustment........              2,695
                                                         -----------
Total comprehensive loss.........................         (3,157,180)
Exercise of stock options, net of repurchases....             14,250
Accelerated vesting of options...................             89,300
Deferred stock compensation......................                  -
Amortization of deferred stock compensation......          1,910,891
                                                         -----------

Balances, December 31, 1999......................        $(1,036,542)
                                                         ===========

                      See notes to financial statements.

                                 ALIER,  INC.

                          STATEMENTS  OF  CASH  FLOWS

                                                                                                      Years Ended
                                                                                                      December 31,
                                                                                       ---------------------------------------
                                                                                             1998                    1999
                                                                                       ------------------      ---------------
Cash flows from operating activities:
  Net loss.........................................................................       $(302,936)             $(3,159,875)
  Adjustments to reconcile net loss to net cash used in operating activities:
    Depreciation and amortization..................................................          27,033                   27,240
    Amortization of deferred stock compensation....................................               -                1,910,891
    Accelerated vesting of options.................................................               -                   89,300
    Loss on disposal of property...................................................             413                        -
    Change in assets and liabilities:
      Accounts receivable..........................................................         112,568                  320,720
      Prepaid expenses and other...................................................         (10,345)                 (14,510)
      Accounts payable.............................................................          (9,171)                  96,936
      Accrued liabilities..........................................................         108,510                   93,785
      Deferred revenue.............................................................          84,896                   (7,203)
                                                                                          ---------              -----------

           Net cash provided by (used in) operating activities.....................          10,968                 (642,716)
                                                                                          ---------              -----------

Cash flows from investing activities:
  Purchase of property and equipment...............................................         (14,572)                       -
                                                                                          ---------              -----------

Cash flows from financing activities:
  Proceeds from exercise of stock options, net of repurchases......................           6,000                   14,250
  Proceeds from line of credit, net................................................               -                  258,136
  Proceeds from long term loan.....................................................               -                  400,000
  Repayments of long term loan.....................................................               -                  (25,000)
  Proceeds from notes payable - shareholders.......................................          60,000                   51,663
  Repayments of notes payable - shareholders.......................................          (2,348)                 (10,899)
  Repayments of capital lease obligations..........................................         (16,751)                  (8,525)
                                                                                          ---------              -----------

           Net cash provided by financing activities...............................          46,901                  679,625
                                                                                          ---------              -----------

Effect of exchange rate changes on cash and cash equivalents.......................               -                     (182)
                                                                                          ---------              -----------

Net increase in cash and cash equivalents..........................................          43,297                   36,727

Cash and cash equivalents - beginning of year......................................          28,054                   71,351
                                                                                          ---------              -----------

Cash and cash equivalents - end of year............................................       $  71,351              $   108,078
                                                                                          =========              ===========

Supplemental cash flows information:
  Cash paid for income taxes.......................................................       $       -              $     6,731
                                                                                          =========              ===========
  Cash paid for interest...........................................................       $   7,634              $    48,014
                                                                                          =========              ===========
  Equipment acquired under capital leases..........................................       $  24,755              $     9,450
                                                                                          =========              ===========

                      See notes to financial statements.

                                  ALIER, INC.

                         NOTES TO FINANCIAL STATEMENTS

                     Years Ended December 31, 1998 and 1999

1. Summary of Significant Accounting Policies

   Organization - Alier, Inc. (the Company), was incorporated in January 1995 in California. The Company is a worldwide provider of Enterprise Application Integration solutions for financial institutions.

   Basis of Presentation - The financial statements include the Company and its U.K. operations. All significant intercompany balances and transactions have been eliminated.

   Cash Equivalents - The Company considers all highly liquid financial instruments purchased with a remaining maturity of three months or less to be cash equivalents.

   Concentration of Credit Risk - Financial instruments which potentially subject the Company to concentrations of credit risk consist primarily of cash equivalents and accounts receivable. The Company's cash equivalents consist of checking, savings and money market accounts with several financial institutions. The Company sells its products primarily to companies outside the United States. The Company does not require collateral or other security to support accounts receivable. To reduce credit risk, management performs ongoing evaluations of its customers' financial condition.

   The following individual customers accounted for 10% or more of total revenue:

                                                                                          Years Ended
                                                                                          December 31,
                                                                                    -------------------------
                                                                                      1998             1999
                                                                                    ---------        --------
Company A.........................................................................        -              39%
Company B.........................................................................       24%             14%
Company C.........................................................................        -              14%
Company D.........................................................................       37%              -

   The following individual customers accounted for 10% or more of total accounts receivable:

                                                                                          Years Ended
                                                                                          December 31,
                                                                                    -------------------------
                                                                                      1998             1999
                                                                                    ---------        --------
Company A...........................................................................      -              43%
Company B...........................................................................     14%             28%
Company C...........................................................................     23%             13%
Company D...........................................................................     45%              -

   Financial Instruments - The Company's financial instruments include cash and cash equivalents and accounts receivable. At December 31, 1998 and 1999, the fair value of these financial instruments approximated their financial statement carrying amounts.

   Property and Equipment - Property and equipment are stated at cost and depreciated using the straight-line method over estimated useful lives of approximately three to seven years.

   Long-Lived Assets - The Company evaluates long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets.

   Software Development Costs - Costs for the development of new software products and substantial enhancements to existing software products are expensed as incurred until technological feasibility has been established, at which time any additional development costs would be capitalized in accordance with Statement of Financial Accounting Standards (SFAS) No. 86, Computer Software To Be Sold, Leased, or Otherwise Marketed. Because the Company believes its current process for developing software is essentially completed concurrently with the establishment of technological feasibility, no costs have been capitalized to date.

   Income Taxes - The Company accounts for income taxes under an asset and liability approach. Deferred income taxes reflect the impact of temporary differences between assets and liabilities recognized for financial reporting purposes and such amounts recognized for income tax reporting purposes, net operating loss carryforwards and other tax credits measured by applying currently enacted tax laws. Valuation allowances are provided when necessary to reduce deferred tax assets to an amount that is more likely than not to be realized.

   Certain Significant Risks and Uncertainties - The Company operates in the software industry, and accordingly, can be affected by a variety of factors. For example, management of the Company believes that changes in any of the following areas could have a significant negative effect on the Company in terms of its future financial position, results of operations or cash flows; ability to obtain additional financing; fundamental changes in the technology underlying software products; market acceptance of the Company's products under development; development of sales channels; loss of significant customers; adverse changes in international market conditions; litigation or other claims against the Company; the hiring, training and retention of key employees; successful and timely completion of product development efforts; and new product introductions by competitors.

   Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

   Revenue Recognition - The Company's revenue recognition policy is consistent with Statement of Position (SOP) 97-2, as amended. License revenues are comprised of fees for the Company's software products. Revenue from license fees is recognized when an agreement has been signed, delivery of the product has occurred, no significant Company obligations remain, the fee is fixed or determinable and collectibility is probable. If the fee due from the customer is not fixed or determinable, revenue is recognized as payments become due from the customer. If collectibility is not considered probable, revenue is recognized when the fee is collected. Revenue on arrangements with customers who are not ultimate users (primarily resellers) is not recognized until the product is delivered to the end user.

   Service revenues are comprised of revenue from support arrangements, consulting fees and training. Support arrangements provide technical support and the right to unspecified upgrades on an if-and-when-available basis. Revenue from support arrangements is recognized on a straight-line basis as service revenue over the life of the related agreement, which is typically one year. Consulting and training revenue is recognized when provided to the customer. Customer advances and billed amounts due from customers in excess of revenue recognized are recorded as deferred revenue.

   Research and Development - Research and development expenses are charged to operations as incurred. Such expenses include costs associated with the design and development of new products and costs related to the Company's internally developed software systems. To date, these costs which meet the capitalization criteria of SOP 98-1, Accounting for the Costs of Computer Software Developed or Obtained for Internal Use, have not been significant.

   Foreign Currency Translation - Assets and liabilities of the foreign operations are translated into U.S. dollars at the exchange rate in effect as of the balance sheet date, and results of operations are translated using average rates in effect for the period presented. Translation adjustments have been included within shareholder's equity as part of accumulated other comprehensive income.

   Stock-Based Compensation - The Company accounts for stock-based awards to employees using the intrinsic value method in accordance with Accounting Principles Board Opinion (APB) No. 25, Accounting for Stock Issued to Employees.

   The Company accounts for equity instruments issued to nonemployees in accordance with the provisions of SFAS No. 123, Accounting for Stock-Based Compensation, and Emerging Issues Task Force (EITF) Issue No. 96-18, Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services, which requires that the fair value of such instruments be recognized as an expense over the period in which the related services are received.

   Comprehensive Loss - SFAS No. 130, Reporting Comprehensive Income requires that an enterprise report, by major components and as a single total, the change in its net assets during the period from nonowner sources. In 1998, comprehensive loss was equal to net loss. In 1999, accumulated other comprehensive loss is comprised of foreign currency translation adjustments of $2,695.

   Recently Issued Accounting Standard - In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities. This statement requires companies to record derivatives on the balance sheet as assets or liabilities, measured at fair value. Gains or losses resulting from changes in the values of those derivatives would be accounted for depending on the use of the derivative and whether it qualifies for hedge accounting. SFAS No. 133 will be effective for the Company's fiscal year ending December 31, 2001. The Company believes that this statement will not have a significant impact on the Company's financial position, results of operations or cash flows.

2. Property and Equipment

   Property and equipment at December 31 consist of:

                                                                                1998              1999
                                                                              ---------         ---------

Furniture and fixtures....................................................    $  4,004          $  4,004
Computers and software....................................................     110,734           102,100
                                                                              --------          --------

Total.....................................................................     114,738           106,104
Accumulated depreciation and amortization.................................     (64,619)          (73,949)
                                                                              --------          --------

Property and equipment, net...............................................    $ 50,119          $ 32,155
                                                                              ========          ========

   Equipment with a net book value of $23,018 and $21,085 at December 31, 1998 and 1999, respectively (net of accumulated amortization of $4,665 and $16,048, respectively), is leased under capital leases.

3. Accrued Liabilities

   Accrued liabilities at December 31 consist of:

                                                                          1998            1999
                                                                        --------        --------

Accrued payroll and related benefits..................................  $207,144        $225,574
VAT payable...........................................................    13,546          74,719
Other.................................................................         -          12,956
                                                                        --------        --------

                                                                        $220,690        $313,249
                                                                        ========        ========

4. Related Party Transactions

   The following transactions were entered into with shareholders of the
   Company:

   . In September 1998, the Company issued notes payable to two shareholders totaling $60,000. The notes bear interest at 10% and are payable in twenty equal quarterly installments of principal and interest through September 2003.

   . In May 1999, the Company issued a note payable to a shareholder for $36,500. The note bears interest at 10% and is payable on demand.

   . In June 1999, the Company issued a non-interest bearing loan to a shareholder for $3,004, payable on demand.

   . In November 1999, the Company issued a note payable to two shareholders totaling $12,159. The notes bear interest at 10% and are payable in twenty equal quarterly installments of principal and interest of through September 2004.


   Future minimum payments under notes payable from shareholders are $52,348 in 2000, $14,437 in 2001, $15,937 in 2002, $13,743 in 2003 and $1,951 in 2004.

5. Line of Credit

   Under a revolving line of credit with no expiration date, the Company can borrow a maximum of $75,000. Borrowings under the line of credit bear interest at 17% per annum.

   In August 1999, the Company entered into a second line of credit agreement expiring in July 2000. The Company may borrow up to 80% of its eligible accounts receivable to a maximum of $800,000. Borrowings bear interest at 10% and are collateralized by a commercial guaranty from two shareholders. The Company was in compliance with all financial covenants at December 31, 1999.

   The Company had a total of $258,136 outstanding under these lines of credit at December 31, 1999.

6. Debt Obligations

   In September 1999, the Company entered into loan agreement for $400,000. The loan bears interest at the Wall Street Journal Prime rate (8.50% at December 31, 1999) plus 2.50% per annum and is payable in 48 monthly installments through September 2003. The loan is secured by property of the Company and personal guarantees and assignment of life insurance of two shareholders.
   The Company was in compliance with all financial covenants at December 31, 1999. At December 31, $375,000 was outstanding under the loan. Future minimum payments under the loan are $100,000 in 2000, $100,000 in 2001, $100,000 in 2002 and $75,000 in 2003.

7. Shareholders' Equity

   Common Stock

   At December 31, 1999, the Company has reserved shares of common stock for issuance as follows:

   Issuance under the option plan.....................................................      6,143,500
                                                                                            =========

   Stock Option Plan

   Under the Company's 1996 Stock Option Plan and the 1997 Stock Option Plan (the Plans), the Board of Directors is authorized to grant to employees, officers, directors and consultants up to 6,283,500 shares of common stock at prices not less than the fair market value at date of grant for incentive stock options and not less than 85% of fair market value for nonstatutory options as determined by the Board of Directors. These options generally expire ten years from the date of grant and are immediately exercisable with unvested shares subject to repurchase. At December 31, 1999, 16,875 shares were subject to repurchase.

   During 1999, the Company repurchased 5,000 unvested shares of common stock from an employee.

   Option activity under the Plans is as follows:

                                                                                              Weighted
                                                                              Number          Average
                                                                                of            Exercise
                                                                              Shares           Price
                                                                         ----------------   ------------
Outstanding, January 1, 1998 (537,500 vested at a weighted
  average exercise price of $0.09,.........................................    2,051,500           $0.11

Granted (weighted average fair value of $0.03 per share,...................    1,226,500            0.15
Exercised..................................................................      (40,000)           0.15
Canceled...................................................................     (160,000)           0.15
                                                                              ----------

Outstanding, December 31, 1998 (1,404,325 vested at a
  weighted average exercise price of $0.11,................................    3,078,000            0.13

Granted (weighted average fair value of $1.81 per share,...................    4,147,000            0.15
Exercised..................................................................     (100,000)           0.15
Canceled...................................................................   (1,395,000)           0.09
                                                                              ----------

Outstanding, December 31, 1999.............................................    5,730,000           $0.15
                                                                              ==========


   At December 31, 1999, 413,500 shares were available for future grant under the Option Plan.

   Additional information regarding options outstanding as of December 31, 1999 is as follows:

                              Options Outstanding                                         Options Vested
--------------------------------------------------------------------------------       ---------------------------------------
                                               Weighted
                                                Average               Weighted                                      Weighted
                                               Remaining               Average                                       Average
Exercise                Number                Contractual Life        Exercise                Number                Exercise
Price                 Outstanding               (Years)                 Price               Exercisable               Price
----------          ---------------           -----------            -----------          ---------------          -----------
$   0.15                  5,730,000                  9.20                  $0.15                3,149,219                $0.15

   Stock Compensation


   During 1999, the Company issued 3,917,000 common stock options to employees at an estimated exercise price of $0.15 per share, which were at prices less than the fair value of its common stock. The fair value of the common stock was $2.03 per share. Accordingly, the Company recorded approximately $7,363,960 as the value of such options in 1999. Stock compensation of $1,852,818 was amortized to expense in 1999 and at December 31, 1999, the Company had $5,511,142 in deferred stock compensation related to such options.

   During 1999, the Company issued nonstatutory common stock options to a consultant to purchase 30,000 shares of common stock which were all outstanding at December 31, 1999. Accordingly, the Company recognized the fair value of $58,073 as stock compensation expense in 1999. The fair values of these options were determined at the date of vesting using the methods specified by SFAS 123 with the following weighted average assumptions during 1999: expected life, ten years; risk free interest rate, 6.0%; volatility, 100%; and no dividends during the expected term. Forfeitures are recognized as they occur.

   Additional Stock Plan Information

   As discussed in Note 1, the Company accounts for its stock-based awards using the intrinsic value method in accordance with APB No. 25, Accounting for Stock Issued to Employees, and its related interpretations. Accordingly, no compensation expense has been recognized in the financial statements for employee stock arrangements granted at fair market value.

   SFAS No. 123, Accounting for Stock-Based Compensation (SFAS 123), requires the disclosure of pro forma net income or loss had the Company adopted the fair value method. Under SFAS 123, the fair value of stock-based awards to employees is calculated through the use of option pricing models, even though such models were developed to estimate the fair value of freely tradable, fully transferable options without vesting restrictions, which significantly differ from the Company's stock option awards. These models also require subjective assumptions, including expected time to exercise, which greatly affect the calculated values. The Company's calculations were made using the minimum value method with the following weighted average assumptions: expected life, four years in 1998 and 1999; risk-free interest rate, 6% in 1998 and 1999; and no dividends during the expected term. The Company's calculations are based on a single option valuation approach, and forfeitures are recognized as they occur. If the computed fair values of the awards had been amortized to expense over the vesting period of the awards under the fair value method as required under SFAS No. 123, pro forma net loss would approximately $332,000 and $3,239,000 for 1998 and 1999, respectively.

8. Lease Commitments

   The Company leases its principal facilities under a noncancelable operating lease expiring in 2001. Future minimum rental payments under operating and capital leases are as follows:

Year Ending                                                                          Capital    Operating
December 31,                                                                         Leases      Leases
------------                                                                         ------      ------
2000.......................................................................      $   19,245     $61,000
2001.......................................................................          15,984       3,000
2002.......................................................................           1,210           -
                                                                                   --------     -------
Total future minimum payments..............................................          36,439     $64,000
Amounts representing interest..............................................         (10,971)    =======
                                                                                   --------
Present value of future minimum payments...................................          25,468
Current portion............................................................         (11,406)
                                                                                   --------
                                                                                   $ 14,062
                                                                                   ========

   Rent expense was approximately $84,000 and $149,000 for 1998 and 1999, respectively.

9. Income Taxes

   The provision for income taxes for the years ended December 31 consists of the following:

                                                                                       1998            1999
                                                                                      ------          ------
     Currently payable:
       Federal...................................................................     $  265         $     -
       State.....................................................................      1,959             800
       Foreign...................................................................      4,507          19,606
                                                                                      ------         -------
     Total.......................................................................     $6,731         $20,406
                                                                                      ======         =======

   The tax provision in 1999 and 1998 relates primarily to foreign operations.

   Loss before income taxes is as follows:

                                                                                  1998               1999
                                                                                --------           --------
     Domestic...............................................................    $(296,205)        $  (642,016)
     Foreign................................................................            -          (2,497,453)
                                                                                ---------         -----------
     Total..................................................................    $(296,205)        $(3,139,469)
                                                                                =========         ===========

   Significant components of the Company's net deferred tax assets for federal and state income taxes at December 31, 1999 consist of:


     Deferred tax assets:
       Accruals and reserves recognized in different periods..................................   $ 155,000
       Net operating loss carryforwards.......................................................     260,000
       Credit carryforwards...................................................................      20,000
                                                                                                 ---------
     Total deferred tax assets................................................................     435,000
     Deferred tax liabilities - excess tax over book depreciation.............................      (7,000)
                                                                                                 ---------
     Total net deferred tax assets............................................................     428,000
     Valuation allowance......................................................................    (428,000)
                                                                                                 ---------
     Net deferred tax asset...................................................................   $       -
                                                                                                 =========

   At December 31, 1999, the Company has federal and state net operating loss carryforwards of approximately $685,000 and $342,000, respectively, expiring through 2019 and 2004, respectively.

   At December 31, 1999, the Company had federal foreign tax credits of approximately $20,000 available to offset future federal income taxes. The credit expires in 2004.

   The extent to which the loss and credit carryforwards can be used to offset future taxable income and tax liabilities, respectively, may be limited, depending on the extent of ownership changes within any three-year period.

10.  Employee Benefit Plan

     Money Purchase Pension Plan and Trust

     The Company sponsors a Money Purchase Pension Plan and Trust (the Money
     Plan) for all employees who meet certain eligibility requirements. Under the Money Plan, the employer, for each plan year, must contribute an amount equal to 4% of employees' compensation for the plan year and 4% of the amount of employees' excess compensation for the plan year. Excess compensation is a participant's compensation in excess of the 100% of the taxable wage base in effect at the beginning of the plan year. The Plan does not permit nor require employee contributions to the trust fund. The Company contributed approximately $24,000 and $31,000 in 1998 and 1999, respectively.

     Profit Sharing Plan and Trust

     The Company sponsors a Profit Sharing Plan and Trust (the Profit Plan) for all employees who meet certain eligibility requirements. Each plan year, the employer may contribute to the Profit Plan an amount determined by the employer at its discretion. The employer may choose not to contribute to the Profit Plan for a particular plan year. The Profit Plan does not permit nor require employee contributions to the trust fund. The Company made no contributions in 1998 and 1999.

11.  Subsequent Events

     In February 2000, the Company was acquired by Active Software, Inc. (Active), a developer of software products for businesses that allow users to integrate incompatible software applications across their extended enterprise of customers, suppliers and partners. Active issued 390,875 shares of common stock, options to purchase 158,277 shares of common stock, and paid approximately $2.0 million in cash in exchange for all capital stock of the Company.

                                   * * * * *